As filed with the Securities and Exchange Commission on October 20, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

GADZOOKS, INC.
(Exact name of Registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	74-2261048 (I.R.S. Employer Identification Number)
4121 International Parkway Carrollton, Texas (Address of Principal Executive Offices)	75007 (Zip Code)

GADZOOKS, INC.
1992 Incentive and Nonstatutory Stock Option Plan
Employee Stock Purchase Plan
(Full title of the plans)

Gerald R. Szczepanski
Gadzooks, Inc.
4121 International Parkway
Carrollton, Texas 75007
(Name and address of agent for service)

(972) 307-5555
(Telephone number, including area code, of agent for service)
______________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value............................	650,000	$16.4375	$10,684,375	$2,821

(1)	Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plans.
(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and calculated on the basis of the average of the high and low sales prices of the common stock of Gadzooks, Inc. on October 16, 2000, as reported by the Nasdaq National Market.

______________________

Statement of Incorporation by Reference.

          This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 have been filed and become effective as of October 12, 1995 and August 7, 1998 relating to the 1992 Incentive and Nonstatutory Stock Option Plan (the "Incentive Plan") and as of April 21, 1998 relating to the Employee Stock Purchase Plan. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended (the "Act"), the contents of the Registration Statements on Form S-8 (Nos. 33-98038, 333-60869 and 333-50639), filed with the Securities and Exchange Commission on October 12, 1995, August 7, 1998 and April 21, 1998, respectively, are hereby incorporated by reference with respect to the information required pursuant to this Registration Statement on Form S-8.

Seventh Amendment to the 1992 Incentive and Nonstatutory Stock Option Plan.

          The Seventh Amendment to the Incentive Plan increases the number of shares available for issuance under the Incentive Plan by 600,000 shares to 2,100,000 shares. A copy of the Seventh Amendment to the Incentive Plan is attached to this Registration Statement as Exhibit 4.9.

First Amendment to the Employee Stock Purchase Plan.

          The First Amendment to the Employee Stock Purchase Plan (i) increases the number of monthly offerings to 60, (ii) increases the maximum aggregate number of shares reserved for issuance from 60,000 to 110,000, (iii) extends the term of the employee stock purchase plan to March 31, 2003, (iv) removes the provision limiting each offering to 2,500 shares, and (v) entitles Gadzooks, Inc. to withhold any necessary employment taxes or other similar amounts with respect to the purchase or sale of shares of common stock under the Employee Stock Purchase Plan. A copy of the First Amendment to the Employee Stock Purchase Plan is attached to this Registration Statement as Exhibit 4.12.

Exhibits.

          See Index to Exhibits incorporated herein by reference.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas on October 19, 2000.
GADZOOKS, INC.

By: /s/ Gerald R. Szczepanski ______________________________ Gerald R. Szczepanski Chairman of the Board, Chief Executive Officer and President

          The undersigned directors and officers of Gadzooks, Inc. hereby constitute and appoint Gerald R. Szczepanski and James A. Motley and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Gerald R. Szczepanski ________________________________ Gerald R. Szczepanski	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	October 19, 2000

/s/ James A. Motley ________________________________ James A. Motley	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 19, 2000

/s/ Lawrence H. Titus, Jr. ________________________________ Lawrence H. Titus, Jr.	Director	October 19, 2000

/s/ G. Michael Machens ________________________________ G. Michael Machens	Director	October 19, 2000

/s/ Robert E.M. Nourse ________________________________ Robert E.M. Nourse	Director	October 19, 2000

________________________________ Ron G. Stegall	Director	October 19, 2000

____________________________________________________________________________

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4.1

Second Restated Articles of Incorporation of the Company (filed as Exhibit 4.1 to the Company's Form S-8 (No. 33-98038) filed with the Commission on October 12, 1995 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 4.2 to the Company's Form S-8 (No. 33-98038) filed with the Commission on October 12, 1995 and incorporated herein by reference).
4.3

First Amendment to the Amended and Restated Bylaws of the Company (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission on September 16, 1997 and incorporated herein by reference).

4.4

Specimen Certificate for shares of Common Stock, $.01 par value, of the Company (filed as Exhibit 4.1 to the Company's Amendment No. 2 to Form S-1 (No. 33-95090) filed with the Commission on September 8, 1995 and incorporated herein by reference).

4.5

Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan dated February 26, 1992, and Amendments No. 1 through 3 thereto (filed as Exhibit 10.8 to the Company's form S-1 (No. 33-95090) filed with the Commission on July 28, 1995 and incorporated herein by reference).

4.6

Amendment No. 4 to the Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (filed as Exhibit 10.14 to the Company's Amendment No. 3 to Form S-1 (No. 33-95090) filed with the Commission on September 27, 1995 and incorporated herein by reference).

4.7

Amendment No. 5 to the Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan dated September 12, 1996 (filed as Exhibit 10.13 to the Company's 1996 Annual Report on Form 10-K filed with the Commission on April 23, 1997 and incorporated herein by reference).

4.8

Amendment No. 6 to the Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (filed as Exhibit 4.8 to the Company's Registration Statement on Form S-8 filed with the Commission on August 7, 1998 and incorporated herein by reference).

4.9*	Amendment No. 7 to the Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan dated as of March 30, 2000.
4.10*	Amendment No. 8 to the Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan dated as of June 15, 2000.
4.11	Gadzooks, Inc. Employee Stock Purchase Plan (filed as Exhibit 4.5 to the Company's Registration Statement on Form S-8 filed with the Commission on April 21, 1998 and incorporated herein by reference).
4.12*	Amendment No. 1 to the Gadzooks, Inc. Employee Stock Purchase Plan dated as of March 30, 2000.
5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).
24*	Power of Attorney (included on signature page of this Registration Statement).

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*  Filed herewith